UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 20, 2010

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

We notified our employees by letter dated May 20, 2010 that, as a result of converting the C&D Tech Stock Fund (the “Unitized Fund”) held in the C&D Technologies Savings Plan (the “Plan”) into C&D Tech Stock, a real-time traded stock fund (“RTT Fund”), there would be a blackout period that is scheduled to begin at 4:00 p.m., local time, on June 23, 2010 and to end on or around June 30, 2010. Once the transfer is completed, the Unitized Fund will be removed as an investment option in the Plan. During the blackout period, participants in the Plan will be unable to effect certain transactions with respect to the Unitized Fund under Plan accounts, including moving assets from the Unitized Fund to another fund prior to the reallocation to the RTT Fund.

As a result of this scheduled blackout period, on May 20, 2010, we sent a notice to our directors and executive officers informing them that during the blackout period they may not purchase, sell or otherwise acquire or transfer, directly or indirectly, any shares of the our common stock, including the exercise of stock options and derivative transactions. The directors and executive officers will receive a follow up notice informing them when the blackout period has ended. We provided the notice to the directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.

A participant in the Plan may obtain, without charge, information regarding the blackout period, including the actual ending date of the blackout period, by contacting John Hoderny, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, PA 19422; telephone: (215) 619-2700.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Notice to Directors and Executive Officers dated May 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie, Vice President and Chief Financial Officer

May 20, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Notice to Directors and Executive Officers dated May 20. 2010.